Exhibit 99.1
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”), dated as of November 27, 2007, is entered into by and between Handleman Company, a Michigan corporation (the “Company”) and Stephen Strome (the “Consultant”).
WITNESSETH:
WHEREAS, the Consultant has been employed by the Company since 1978, and has served as the Chief Executive Officer of the Company since 1991, and is party to a Change in Control Agreement with the Company entered into as of March 17, 1997 (the “Prior Agreement”);
WHEREAS, the Consultant desires to retire from the employment of the Company;
WHEREAS, the Consultant has invaluable knowledge and expertise regarding the operations of the Company and important relationships with the Company’s suppliers, customers and others;
WHEREAS, due to the Consultant’s knowledge, expertise and relationships, the Company wishes to have the cooperation of, and access to, the Consultant for a period of time following his retirement; and
WHEREAS, the Company and the Consultant have mutually agreed that the Consultant shall serve as an advisor to the Company on the terms and subject to the conditions hereinafter specified.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

     1. Consulting Period. The Consultant shall resign from the positions of Chief Executive Officer of the Company and member of the Board of Directors of the Company on November 27, 2007 and shall retire and cease to be an employee of the Company on January 7, 2008. The Consultant shall render consulting services, on the terms and conditions set forth in this Agreement, for the period beginning on the date of his retirement as an employee of the Company and ending on March 31, 2010 (the “Consulting Period”). Notwithstanding the foregoing, nothing in this Agreement or otherwise will interfere in any way with the rights of the Consultant or the Company to terminate the Consultant’s services, with or without Cause (as defined in Section 4).
     2. Consulting Services. During the Consulting Period, the Consultant shall (a) provide general consulting services to the Company with respect to the business of the Company and (b) make himself reasonably available to the Company during normal business hours to consult on specific projects for the Company with respect to such business, in each case as may be reasonably requested from time to time by the Chief Executive Officer of the Company or his designee (the “Consulting Services”). The Consulting Services shall be performed at such place or places as shall be mutually agreed upon by the Consultant and the Company, but in no event shall the Consultant be required to relocate his principal residence. The Consultant shall not be required to provide more than eighty (80) hours of consulting services in any month during the Consulting Period.
     3. Consideration.
     A. Consulting and Covenant Not to Compete Fees. In consideration for providing the Consulting Services, during the Consulting Period, the Consultant shall be paid an annual amount of $506,667 (the “Consulting Fee”), payable in advance in equal quarterly installments of $126,666.67 commencing on January 7, 2008 and on the first day of each April, July, October and January thereafter during the Consulting Period. The Consulting Fee shall be pro rated for any partial quarter. In consideration for the obligations of the Consultant set forth in Sections 11, 12, 13 and 14, including specifically the Consultant’s non-competition obligations, on January 7, 2008 the Consultant shall be paid the sum of $800,000.
     B. SERP; Health and Dental Premium. On or promptly after January 8, 2008, to the extent not previously paid, the Consultant will receive a lump sum payment of the present value of the Consultant’s benefit under the Company’s frozen SERP, in the amount of approximately $3,670,000, as provided for under the SERP as it will be amended prior to December 31, 2007 to set a specific payment date between January 1 and January 15, 2008 and to provide for lump sum payments from the SERP. In addition, the Consultant will be entitled to a contribution to the Company’s defined contribution retirement plan for 2007 of 5.9% of covered compensation, and payment under the Company’s “defined contribution SERP” for 2007 of 12% of covered compensation in each instance based on his 2007 covered compensation. On or before March 31, 2010, unless the Consulting Period is terminated voluntarily by the Consultant or for Cause as provided in Section 4.A, below, the Company shall pay the Consultant an amount sufficient for the Consultant to pay the premiums for the Consultant’s medical and dental insurance policies providing benefits for the Consultant and his wife substantially similar to the benefits provided during the Consulting Period, for the period ending June 30, 2011.
     C. Accrued Vacation. On January 7, 2008, the Consultant will be paid in a lump sum based on his 2007 base salary the five weeks’ vacation he accrued during 2007 in accordance with the Company’s vacation policy.
     D. Advance Payment of Consulting Fee Upon a Change in Control. Upon the occurrence of a Change in Control (as defined in Section 18) during the Consulting Period, the remaining payments of the Consulting Fee, if any, shall be paid in advance in a lump sum on the 30th day following the Effective Date of the Change in Control.
     4. Termination of Consulting Services.
          Death/Disability/Voluntary Termination/Termination for Cause. In the event of the Consultant’s death, permanent and total disability (as determined by a physician selected by the Company and reasonably acceptable to the Consultant or his representative), the Company shall continue to pay the Consulting Fees for the remainder of the period ending March 31, 2010, either to the Consultant (in the event of disability) or to the Consultant’s estate (in the event of death). In the event of voluntary termination of this Agreement by the Consultant or termination by the Company of the Consultant for Cause (as defined below), the Consulting Period shall terminate and the Company’s obligation to pay the Consulting Fees and to provide health and dental benefits to the Consultant shall cease.
          Termination without Cause. In the event the Company terminates the Consultant other than for Cause during the Consulting Period, the Consulting Period shall terminate and the Consultant shall be paid the Consulting Fees for the remainder of the period ending March 31, 2010, and the Company shall continue to provide the health and dental benefits provided for in Section 5(iv) below for the balance of the period ending March 31, 2010. For purposes of this Agreement, “Cause” shall mean (i) the Consultant’s continued breach of the provisions set forth in Sections 11, 12, 13 and 14 of this Agreement for a period of ten (10) days after written notice to the Consultant specifying any such breach, and the failure of the Consultant to cure or remedy such breach within such period, (ii) the willful engaging by the Consultant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or (iii) the Consultant’s conviction of, or plea of guilty or nolo contendere to, a charge of commission of (A) a felony or (B) any crime involving moral turpitude, in any such case resulting in reputational harm causing material injury to the Company.
     5. Resignation and Termination of Obligations under the Prior Agreement. In connection with the termination of the Consultant’s employment with the Company, (i) the Prior Agreement is hereby terminated, (ii) the Consultant shall have the right to continue to receive the benefit and payment of any awards of performance shares and units made to the Consultant under the Company’s 2004 Stock Plan at any time prior to the date hereof, as and to the extent that such awards may become payable in 2008 or in subsequent years, and the Company’s Compensation Committee has taken appropriate action to permit any such receipt of shares or units by the Consultant notwithstanding the Consultant’s resignation from the Company’s employ on January 7, 2008; (iii) the Consultant shall cease to be an officer or director of the Company, and shall cease to be an officer, director, trustee or member of any committee of any of the Company’s subsidiaries or of any of the retirement, welfare or benefit plans of the Company or of any subsidiary of the Company and (iv) the Consultant and his wife shall either continue to be eligible to participate in the Company’s health and dental plans (or pursuant to the “COBRA” continuation coverage rules with respect to dental coverage) with the Company paying all premiums, or, for any period that such coverage is not available under the Company’s health and dental plans, the Company shall obtain and pay for on a monthly basis (or such other basis as may be required by the Company through which the substitute health and dental coverage is obtained) the costs of obtaining substitute health and dental coverage substantially similar to that provided under the Company’s health and dental plans at such time. In either case, the coverage shall be provided through the period ending March 31, 2010, notwithstanding any termination of the Consulting Period for any reason other than by voluntary termination by the Consultant or for Cause as provided in Section 4.A, above. All previously granted stock options or other rights granted under the Company’s 2001 Stock Option and Incentive Plan shall be exercisable following the termination of the Consultant’s employment in accordance with the terms of the granting agreements pursuant to which such options were issued to the Consultant, as modified by the early retirement provisions of the Changes to Stock Option Agreements adopted by the Company’s Compensation Committee on August 7, 2003. In connection with the termination of the Consultant’s employment with the Company, on January 7, 2008 the Consultant shall sign an Agreement to Release All Claims in the form attached as Exhibit A, and on such date the Company shall provide the Consultant with a release, reasonably satisfactory to the Consultant, by which the Company shall release the Consultant from any and all claims arising from his service as an officer, director or employee of the Company.
     6. Office. During the Consulting Period, the Consultant shall continue to have the use of an office in the Company’s headquarters or if the Company so elects, in the Oakland County area, which office shall be furnished and equipped and with such office support services as are reasonably necessary for the Consultant to perform the Consulting Services, including the services of an administrative assistant (which administrative assistant may be located at the Company’s offices, even if the Consultant relocates to a different office). In the event of a termination of the Consulting Services for any reason the obligation to provide the office space and support services set forth in this Section 6 in respect of the remainder of the Consulting Period shall cease.

     7. Expenses. The Company shall reimburse the Consultant pursuant to the Company’s reimbursement policies for any reasonable business expenses incurred by the Consultant in connection with the performance of the Consulting Services.
     8. Sole Consideration. Except as specifically provided herein, the Consultant shall be entitled to no compensation or benefits with respect to the Consulting Services from the Company, its subsidiaries or affiliates (each, an “Affiliated Entity” and collectively, the “Affiliated Entities”) and will be credited with no service or age credit for purposes of eligibility, vesting or benefit accrual under any employee benefit plan of any of the Affiliated Entities for the Consulting Services.
     9. Status as an Independent Contractor. The Company and the Consultant acknowledge and agree that the Company shall not exercise general supervision or control over the time, place or manner in which the Consultant provides Consulting Services hereunder, and that in performing Consulting Services pursuant to this Agreement the Consultant shall be acting and shall act at all times as an independent contractor only and not as an employee, agent, partner or joint venturer of or with the Company or the Company. The Consultant acknowledges that he is solely responsible for the payment of all Federal, state, local and other taxes that may result with respect to the payment of the Consulting Fees, and the Company shall not be in any way liable for any such taxes or penalties.
     10. Return of Company Property. On or before January 7, 2008, the Consultant shall return to the Company any credit cards, confidential documents or material, or other property belonging to the Company, and the Consultant shall also return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing confidential information or relating to the business or proposed business of the Company or the Affiliated Entities or containing any trade secrets relating to the Company or the Affiliated Entities except any personal diaries, calendars, rolodexes or personal notes or correspondence (the “Company Property”). Upon termination of the Consulting Services for any reason, the Consultant shall promptly return any Company Property that has not previously been returned to the Company, whether pursuant to the immediately foregoing sentence or otherwise. For purposes of the preceding sentence, the term “trade secrets” shall have the meaning ascribed to it under the Uniform Trade Secrets Act.
     11. Mutual Nondisparagement; Publicity. The Consultant and the Company each agree that, following termination of the Consulting Services, neither the Consultant, nor the Company, including its executive officers and directors, will make any public statements which disparage the other party. Notwithstanding the foregoing, nothing in this Section 11 shall prohibit any person from making truthful statements when required by order of a court or other governmental or regulatory body having jurisdiction. Subject to the foregoing, the Company and the Consultant agree that the only publicity or public statements concerning this Agreement or the Consultant’s separation from the Company shall be limited to a press release, the wording of which shall be mutually approved by the Company and the Consultant, issued at or near the time of execution of this Agreement, and the inclusion of this Agreement and the description of the terms and provisions of it in any required filing with any regulatory authority, including the Securities and Exchange Commission.
     12. Confidential Information. The Consultant agrees that, during the Consulting Period and at all times thereafter, he shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or the Affiliated Entities, and their respective businesses, which shall have been obtained by the Consultant during his employment by the Company or while serving as a consultant to or on the Board of the Company, and which shall not be or become public knowledge (other than by acts by the Consultant or representatives of the Consultant in violation of this Agreement). Except in the good faith performance of his duties for the Company, the Consultant shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.
     13. Nonsolicitation. The Consultant agrees that during the Consulting Period, the Consultant shall not solicit any individual who is, on the date of his termination of employment, employed by the Company or the Affiliated Entities to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any other individual or entity other than the Company or the Affiliated Entities, and the Consultant shall not initiate discussion with any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.
     14. Noncompetition. The Consultant agrees that during the Consulting Period, the Consultant will not engage in Competition (as defined below). The Consultant shall be deemed to be engaging in “Competition” if he directly or indirectly, owns, manages, operates, controls or participates in the ownership, management, operation or control of or is connected as an officer, employee, partner, director, consultant or otherwise with, or has any financial interest in, any business engaged in the music or video game distribution business or the business of providing in-store merchandizing services (a “Competing Business”) in the United States of America, Canada or the United Kingdom and is in material competition with the business conducted by the Company at the time of the cessation of his services with the Company or the Affiliated Entities. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.
     15. Equitable Remedies. The parties acknowledges that the either of them may be irreparably injured by a violation of Section 11, 12, 13 or 14 and he agrees that either party, in addition to any other remedies available to it or him for such breach or threatened breach, shall be entitled to seek a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the other party from any actual or threatened breach of Section 11, 12, 13 or 14. If a bond is required to be posted in order for either party to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.
     16. Assistance with Claims. The Consultant agrees that, consistent with the Consultant’s business and personal affairs, during his service to the Company as a consultant, he will assist the Company and the Affiliated Entities in the defense of any claims, or potential claims that may be made or threatened to be made against any of them in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), and will assist the Company and the Affiliated Entities in the prosecution of any claims that may be made by the Company or the Affiliated Entities in any Proceeding, to the extent that such claims may relate to the Consultant’s employment with the Company or the Consulting Services or the period of time during which the foregoing were performed. By mutual agreement of the Company and the Consultant, the Consultant will provide such assistance in connection with a proceeding after his service as a consultant. The Consultant agrees, unless precluded by law, to promptly inform the Company if Consultant is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Consultant also agrees, unless precluded by law, to promptly inform the Company if the Consultant is asked to assist in any investigation (whether governmental or private) of the Company or the Affiliated Entities (or their actions), regardless of whether a lawsuit has then been filed against the Company or the Affiliated Entities with respect to such investigation. The Company agrees to reimburse the Consultant for all of the Consultant’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys’ fees and shall pay a reasonable per diem fee for the Consultant’s services.
     17. Indemnification; D&O Insurance. The rights of the Consultant to be indemnified and have expenses advanced by the Company in the event of any third party or other claim against the Consultant, under the Company’s Articles of Incorporation or Bylaws as currently in effect, shall constitute a contract between the Company and the Consultant that cannot be revoked, amended, modified or diminished without the prior written consent of the Consultant.
     The Company will use its commercially reasonable best efforts to maintain in effect directors’ and officers’ insurance throughout the Consulting Period, insuring the Consultant in an amount not less than other the officers and directors of the Company.
          18. Change in Control Definition.
          A. For purposes of this Agreement, a “Change in Control” means the first date (the “Effective Date”) on which any one or more of the following occurs:

          i. Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Exchange Act) but excluding all “Excluded Persons” (as defined in Section 18.B.), becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), other than directly from the Company, of securities of the Company representing (a) 25% or more of the combined voting power of all of the Company’s outstanding securities entitled to vote generally in the election of the Company’s directors, or (b) 25% or more of the combined shares of the Company’s capital stock then outstanding, all except in connection with any merger, consolidation, reorganization or share exchange involving the Company.
          ii. The consummation of any merger, consolidation, reorganization or share exchange involving the Company, unless the holders of the Company’s capital stock outstanding immediately before such transaction own more than 50% of the combined outstanding shares of capital stock and have more than 50% of the combined voting power in the Entity (as defined in Section 18.D.) after such transaction and they own such securities in substantially the same proportions (relative to each other) as they owned the Company’s capital stock immediately before such transaction.
          iii. The consummation of any sale or other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the Company’s assets to a transferee or transferees (the “Transferee”) other than a transaction or transactions as a result of which the shareholders of the Company’s capital stock outstanding immediately before such transaction(s) own or receive more than 50% of the capital stock and combined voting power in the Transferee after such transaction(s), at least a majority of the Board of Directors of the Transferee are “Continuing Directors” (as defined in Section 18.C.), and no person owns 25% or more of the capital stock and combined voting power of the Transferee who did not own such percentage immediately before the transaction(s).
          iv. The Continuing Directors cease to be a majority of the Company’s directors.
          v. A complete liquidation or dissolution of the Company.
A determination by the Company’s Continuing Directors (by resolution of at least a majority of the Continuing Directors) as to whether a Change in Control has occurred for purposes of this Agreement, or the date on which the Change in Control has occurred (the “Effective Date”), or both, shall be conclusive for purposes of this Agreement if made in good faith.
     B. The “Excluded Persons” are defined as (i) the Consultant, (ii) any “group” (as that term is used in Section 13(d) of the Exchange Act and the rules thereunder) that includes the Consultant or in which the Consultant is, or has agreed to become, an equity participant, (iii) any entity in which the Consultant is, or has agreed to become, an equity participant, (iv) the Company, (v) any subsidiary of the Company, (vi) any employee benefit plan of the Company or any subsidiary of the Company or the related trust, and (vii) any entity to the extent it is holding capital stock of the Company for or pursuant to the terms of any employee benefit plan of the Company or any subsidiary of the Company. For purposes of this Agreement, the Consultant shall not be deemed an “equity participant” in any group or entity (a) in which the Consultant owns for investment purposes only no more than 5% of the stock of a publicly-traded entity whose stock is either listed on a national stock exchange or quoted in the Nasdaq National Market, if the Consultant is not otherwise affiliated with such group or entity, or (b) if the Consultant’s participation is fully-disclosed to, and approved by, a majority of the Continuing Directors before the Change in Control occurs.
     C. The “Continuing Directors” are defined as the directors of the Company as of the date of this Agreement, and any person who subsequently becomes a director if such person is appointed to be a director by a majority of the Continuing Directors or if such person’s initial nomination for election or initial election as a director is recommended or approved by a majority of the Continuing Directors; provided, however, that no director shall be considered a Continuing Director if such individual initially assumed office as a director as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 of the Exchange Act as in effect immediately prior to January 24, 2000) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.
     D. “Entity” means both (i) the Company and (ii) in connection with a Change in Control defined in Section 18.A.ii. or Section 18.A.iii., the survivor of the merger consolidation, reorganization or share exchange involving the Company or the Transferee of the Company’s assets.
     19. Miscellaneous.
     A. Successors and Assigns. This Agreement will be binding upon, inure to the benefit of and be enforceable by, as applicable, the Company and the Consultant and their respective personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees and legatees. This Agreement is personal in nature and the Consultant shall not, without the written consent of the Company, assign, transfer or delegate this Agreement or any rights or obligations hereunder.
     B. Attorneys Fees. On or promptly after January 8, 2008, the Company shall pay the attorneys’ fees incurred by the Consultant in connection with the negotiation, execution and delivery of this Agreement, up to a maximum of $30,000.

     C. Advisory Services. The financial advisory services currently made available to the Consultant through Ayco will continue to be available for two years after the Consultant’s retirement, and the costs of such services will be paid by the Company.
     20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to such state’s laws and principles regarding the conflict of laws.
     21. Amendment. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing and such writing is signed by the Consultant and the Company.
     22. Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
     If to the Consultant:
     At the most recent address on file for the Consultant at the Company.
With a copy to:
David D. Joswick
Miller Canfield Paddock & Stone PLC
840 W. Long Lake Road
Suite 200
Troy, Michigan 48098
If to the Company:
Handleman Company
500 Kirts Boulevard
Troy, Michigan 48084
Attention: Secretary
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
     23. Headings. The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     25. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect to the subject matter hereof. This Agreement shall supersede any other agreement, written or oral, pertaining to the subject matter of this Agreement, including without limitation all previous employment, severance, termination, change of control or other similar agreements, including without limitation, the Prior Agreement.
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

HANDLEMAN COMPANY
By:	/s/ Eugene Miller
Name:	Eugene Miller
Title:	Director

/s/ Stephen Strome
Stephen Strome

EXHIBIT A

AGREEMENT TO RELEASE ALL CLAIMS
          In consideration for the payments and benefits set forth in the Consulting Agreement dated as of November 27, 2007 (the “Agreement”), I, Stephen Strome (“I” or the “Employee”), individually, on behalf of myself and on behalf of my respective heirs, legal representatives and assigns, do hereby forever and fully release and discharge Handleman Company (the “Company”), its predecessors, subsidiaries, successors, affiliates, distributors, dealers, directors, officers, agents and employees (“Released Parties”) from all actions, causes of action, claims, demands, damages (including compensatory, exemplary, statutory and punitive damages), attorneys’ fees, costs, debts, sums of money, bills, covenants, contracts, liens, controversies, agreements, promises and executions of any kind, in law, equity or otherwise, which I, individually or in any representative capacity have or have ever had (as an employee (including officer), participant in any pension or welfare plan, or shareholder) against the Released Parties because of or arising out of any employment-related or shareholder-related matter and/or event occurring on or before the date I sign this Agreement to Release All Claims (the “Release”). This Release includes specifically, but not by way of limitation, any and all claims of discrimination, wrongful discharge, breach of contract, fraud, promissory estoppel, misrepresentation, retaliation, all claims under or in connection with the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Michigan Elliott-Larsen Civil Rights Act, the Michigan Person’s With Disabilities Civil Rights Act, the Americans with Disabilities Act, any other Michigan and federal statutes and the common law of the State of Michigan and the United States, actions based on tort, public policy, defamation, or injuries incurred on the job or incurred as a result of loss of employment, and any and all claims and demands of every conceivable kind based upon or in connection with or involving Employee’s employment and the termination of such employment.
          Nothing in this Release shall constitute a waiver of any claim or right of Employee that may arise from events occurring after the date this Release is executed by Employee, under the Agreement or otherwise, or of the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission.
          This Agreement is not intended to release -
- any accrued claims for compensation or for welfare plan benefits and/or vested pension benefits that have accrued but remain unpaid as of the date hereof, or any claim under the Severance Agreement;

- any claim to indemnification arising under the Company’s articles of incorporation or bylaws or under any express agreement to which the Company and I are parties, or
- any direct claim in a securities law or corporate law cause of action against any one or more Released Parties, based on acts or omissions taking place or first discovered subsequent to the date of this Release, or, if initiated before the date of this Release, in which I am a passive party, not involved in any way in the production of documents, evidence, or ideas used in the development of that claim, provided my own acts or omissions as an employee, officer, director or agent of any Released Party are not in issue.
-	In further consideration of the payments set forth in the Agreement, and other good, valuable and separate consideration, I promise that I will not begin any legal, equitable or administrative proceeding against any or all of the Released Parties for any claim of the kind described in paragraph 1 arising on or before the date I sign this Release, and that this Release will serve as a defense to and a basis for an injunction against any legal, equitable or administrative proceeding I or my heirs, legal representatives or assigns begin against the Released Parties for any such claim arising on or before the date I sign this Release.

-	In further consideration of the severance payment, other benefits, and other good, valuable and separate consideration, I promise and agree to waive reinstatement to any position with any of the Released Parties.
          This Release, and all of its terms and provisions, shall be construed in accordance with the laws of Michigan. If any provision of this Release shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision in this Release, and this Release shall be construed as though the invalid or unenforceable provision was never included.

          I acknowledge that I have been advised to consult with an attorney before signing this Release.
          I acknowledge that my employer has given me a period of 21 days within which to consider signing this Release.
          I understand that for seven days after I sign this Release I may revoke it, and that this Release shall not become effective or enforceable until the seven day period has expired.
          I HAVE CAREFULLY READ THIS RELEASE, I HAVE HAD THE OPPORTUNITY TO DISCUSS ITS PROVISIONS WITH AN ATTORNEY, I FULLY UNDERSTAND THIS RELEASE, AND I FREELY AND VOLUNTARILY SIGN IT.
          I have signed this Release on January ___, 2008.
THIS IS A RELEASE READ BEFORE SIGNING
In the presence of:

Stephen Strome